Exhibit 10.1

AMENDMENT NO. 8

THIS AMENDMENT NO. 8, (this “Amendment”) dated as of August 12, 2024, is entered into among GLADSTONE BUSINESS LOAN, LLC, as Borrower (the “Borrower”), GLADSTONE MANAGEMENT CORPORATION, as Servicer (the “Servicer”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Administrative Agent (in such capacity, the “Administrative Agent”) and WEBSTER BANK, N.A., as a Lender (in such capacity, the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

RECITALS

WHEREAS, the Borrower, the Servicer, the Lenders party thereto, the Managing Agents party thereto and the Administrative Agent are party to that certain Sixth Amended and Restated Credit Agreement dated as of May 13, 2021 by and among the Borrower, the Servicer, the Lenders, the Managing Agents and the Administrative Agent (as amended, modified, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrower has requested that the Lender increase its Commitment under and for purposes of the Credit Agreement, as set forth herein subject to the terms and conditions set forth herein.

WHEREAS, pursuant to Section 12.1(ii) of the Credit Agreement, the Borrower, the Administrative Agent and the applicable Lender may amend the Credit Agreement solely to increase the Commitment of such Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the definition of “Commitments” set forth in Section 1.1 the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“ “Commitment” means (a) for KeyBank, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $70,365,853.66, (b) for ING, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $38,414,634.15, (c) for Huntington, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $21,341,463.41, (d) for FNBP, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $8,536,585.37, (e) for Webster Bank, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $65,000,000, (f) for First Foundation, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $25,000,000, (g) for First Financial, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $20,000,000, (h) for WSFS, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $10,000,000, (i) for GBC, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $10,000,000, (j) for FCB, the commitment of such Lender to fund Advances to the Borrower in an amount not to exceed $25,000,000 and (k) with respect to any Person who becomes a Lender pursuant to an Assignment and Acceptance or a Joinder Agreement, the commitment of such Person to fund Advances to the Borrower in an amount not to exceed the amount set forth in such Assignment and Acceptance or Joinder Agreement, in each case as such amount may be modified in accordance with the terms hereof.”

SECTION 2. Representations and Warranties. The Borrower and the Servicer each hereby represents and warrants to each of the other parties hereto, that:

(a) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b) on the date hereof, before and after giving effect to this Amendment, other than as waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which:

(a) the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the Borrower, the Servicer, the Lender and the Administrative Agent and

(b) the Lender and KeyBank shall have received any fees payable under and pursuant to the applicable Fee Letter executed on even date herewith.

SECTION 4. Reference to and Effect on the Transaction Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8. Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:	/s/ Nicole Schaltenbrand
Name: Nicole Schaltenbrand
Title: Chief Financial Officer

GLADSTONE MANAGEMENT CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

Signature page to Amendment No. 8

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Karsten Rog
Name: Karsten Rog
Title: Vice President

Signature page to Amendment No. 8

WEBSTER BANK, N.A., as the Lender

By:	/s/ James Gelwicks
Name: James Gelwicks
Title: Sr. Managing Director

Signature page to Amendment No. 8